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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
Intrusion Inc.
(Name of Registrant as Specified In Its Charter)

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1101 East Arapaho Road
Richardson, Texas 75081
(972) 234-6400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 24, 2003

To the Stockholders of
    Intrusion Inc.:

        NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders (the "Meeting") of Intrusion Inc. (the "Company") will be held at the Radisson Hotel, Dallas North at Richardson, 1981 North Central Expressway, Richardson, Texas, at 10:00 A.M., Local Time, on Thursday, April 24, 2003, for the following purposes:

        (1)  To elect five (5) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

        (2)  To ratify the appointment of KBA Group LLP as independent auditors of the Company for the fiscal year ending December 31, 2003; and

        (3)  To transact such other business as may properly come before the Meeting or any adjournments thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for determining those stockholders who will be entitled to notice of, and to vote at, the Meeting and at any adjournment thereof is February 27, 2003. A list of stockholders entitled to vote at the Meeting will be available for inspection at the offices of the Company.

        All stockholders are cordially invited to attend the Meeting in person. Stockholders are urged, whether or not they plan to attend the Meeting, to complete, date and sign the enclosed Proxy and return it promptly in the enclosed postage prepaid envelope. Your Proxy may be revoked at any time prior to the Meeting. If you decide to attend the Meeting and wish to change your Proxy vote, you may do so by voting in person at the Meeting.

                      By Order of the Board of Directors

                      G. WARD PAXTON
                       Chairman, President and Chief Executive Officer

Richardson, Texas
March 21, 2003

INTRUSION INC.
1101 East Arapaho Road
Richardson, Texas 75081

PROXY STATEMENT
for
ANNUAL MEETING OF STOCKHOLDERS
To be Held April 24, 2003

SOLICITATION AND REVOCABILITY OF PROXIES

        The enclosed proxy (the "Proxy") is being solicited on behalf of the Board of Directors (the "Board") of Intrusion Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the Radisson Hotel, Dallas North at Richardson, 1981 North Central Expressway, Richardson, Texas, at 10:00 A.M., Local Time, on Thursday, April 24, 2003, or at such other time and place to which the Meeting may be adjourned. Proxies, together with copies of this Proxy Statement, are being mailed to stockholders of record on or about March 21, 2003.

        Execution and return of the enclosed Proxy will not affect a stockholder's right to attend the Meeting and to vote in person. Any stockholder executing a Proxy retains the right to revoke it at any time prior to exercise at the Meeting. A Proxy may be revoked by delivery of written notice of revocation to the Secretary of the Company, by execution and delivery of a later Proxy or by voting the shares in person at the Meeting. If you attend the Meeting and vote in person by ballot, your proxy will be revoked automatically and only your vote at the Meeting will be counted. A Proxy, when executed and not revoked, will be voted in accordance with the instructions thereon. In the absence of specific instructions, Proxies will be voted by those named in the Proxy "FOR" the election as directors of those nominees named in the Proxy Statement, "FOR" the proposal to ratify the appointment of KBA Group LLP as independent auditors for the Company, and in accordance with their best judgment on all other matters that may properly come before the Meeting.

        The enclosed form of Proxy provides a method for stockholders to withhold authority to vote for any one or more of the nominees for director while granting authority to vote for the remaining nominees. The names of all nominees are listed on the Proxy. If you wish to grant authority to vote for all nominees, check the box marked "FOR." If you wish to withhold authority to vote for all nominees, check the box marked "WITHHOLD." If you wish your shares to be voted for some nominees and not for one or more of the others, check the box marked "FOR" and indicate the name(s) of the nominee(s) for whom you are withholding the authority to vote by writing the name(s) of such nominee(s) on the Proxy in the space provided.

RECORD DATE AND VOTING SECURITIES

        Only stockholders of record at the close of business on February 27, 2003, are entitled to notice of and to vote at the Meeting. The stock transfer books of the Company will remain open between the record date and the date of the Meeting. A list of stockholders entitled to vote at the Meeting will be available for inspection at the executive offices of the Company. On February 27, 2003, the Company had 20,648,425 outstanding shares of Common Stock, $0.01 par value (the "Common Stock"), which is the only class of its capital stock outstanding. In addition, under the rules of the Nasdaq Stock Market, brokers who hold stock in street name have the authority to vote on certain routine matters when they have not received instructions from beneficial owners.

QUORUM AND VOTING

        The presence at the Meeting, in person or by Proxy, of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum. For each share held, holders of Common Stock are entitled to one vote on each matter to be voted on at the Meeting including the election of directors. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting, present in person or by Proxy, is required for the approval of each matter submitted to the Meeting except the election of directors. For such matter, the five nominees receiving the greatest number of votes of outstanding shares present in person or represented by Proxy at this Meeting and entitled to vote shall be deemed elected even if they receive the affirmative vote of less than a majority of the outstanding shares entitled to be voted at the Meeting. Additionally, in the election of directors, cumulative voting is prohibited and Proxies cannot be voted for more than five nominees.

        All votes will be tabulated by the inspector of election appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on matters presented at the Meeting and will have the same effect as negative votes (other than the election of directors) whereas broker non-votes will not be counted for purposes of determining whether a matter has been approved.

PROPOSAL ONE
ELECTION OF DIRECTORS

        The Board for the ensuing year will consist of five directors who are each to be elected at the Meeting for a term of office expiring at the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified. It is intended that the persons named in the following table will be nominated as directors of the Company and that the persons named in the accompanying Proxy, unless otherwise directed, will vote for the election of such nominees at the Meeting. Each of the nominees has indicated his willingness to serve as a member of the Board of Directors, if elected. However, in the event any nominee shall become unavailable for election to the Board for any reason not presently known or contemplated, the Proxy holders will be vested with discretionary authority in such instance to vote the enclosed Proxy for such substitute as the Board of Directors shall designate.

        The following slate of five nominees has been nominated by the Board of Directors:

Name of Nominee	Age	Position(s)	Director Since
G. Ward Paxton	67	Chairman, President, Chief Executive Officer and Director	1983
T. Joe Head	46	Vice Chairman, Vice President and Director	1983
James P. Buchanan (1)(2)	60	Director	2002
J. Fred Bucy, Jr., (1)(2)	74	Director	1993
Donald M. Johnston (1)(2)	53	Director	1983

        In addition, the following Director is not seeking re-election to the Board of Directors:

Name of Director	Age	Position(s)	Director Since
Grant A. Dove (1)(2)	74	Director	2000

(1)
Member of the Compensation Committee.
(2)
Member of the Audit Committee.

        G. Ward Paxton was named President and Chief Executive Officer of the Company on November 28, 2001. He is also co-founder of the Company and has served as Chairman of the Board since the Company's inception in September 1983. Mr. Paxton also served as President and Chief Executive Officer of the Company from 1983 until June 2000 and served as Chief Financial Officer from 1983 until 1994. Prior to founding the Company, Mr. Paxton was Vice President of Honeywell Optoelectronics, a division of Honeywell, Inc., from 1978 to 1983. From 1969 to 1978, Mr. Paxton was Chairman of the Board, President, Chief Executive Officer and founder of Spectronics, Inc., which was acquired by Honeywell, Inc. in 1978. Prior to founding Spectronics, Inc., Mr. Paxton held various managerial and technical positions at Texas Instruments Incorporated from 1959 to 1969. Mr. Paxton holds Ph.D., M.S. and B.S. degrees in Physics from the University of Oklahoma.

        T. Joe Head is co-founder of the Company and has served as a director since the Company's inception in September 1983. Mr. Head was named Vice Chairman of the Board of Directors in June 2000 and was named Vice Chairman and Vice President on February 14, 2003. He also served as Senior Vice President from 1983 until 1998 and Executive Vice President from 1998 until June 2000. Prior to co-founding the Company, Mr. Head held the positions of Product Marketing Manager and Marketing Engineer of Honeywell Optoelectronics from 1980 to 1983. Mr. Head holds a B.S. degree in Electrical Engineering from Texas A & M University.

        James P. Buchanan was named a director of the Company on October 16, 2002. Mr. Buchanan joined EDS in 1969 as a systems engineer and most recently served as Corporate Vice President responsible for General Motors Technical Delivery from 1986 to his retirement in April 2001. In his 32 years with EDS, Mr. Buchanan had a diverse career including new business sales support and distributed systems management for all industries and geographies served by EDS. Mr. Buchanan served as a Director of Thomas Group Inc. from 1993 to 1997. He also served on the college of Engineering Advisory Board at Texas A&M, from which he was awarded Bachelor's and Master's degrees in Business Administration. He also served four years in the U.S. Air Force, attaining the rank of captain.

        J. Fred Bucy, Jr. has served as a director of the Company since 1993. Mr. Bucy was employed in various technical and managerial capacities by Texas Instruments Incorporated from 1953 through his retirement in 1985. At the time of his retirement, Mr. Bucy was President, Chief Executive Officer and a director of Texas Instruments. Among other activities, Mr. Bucy is a Trustee of Southwest Research Institute. He was Chairman of the Texas National Research Laboratory Commission (re-appointed by George W. Bush in 1995) until 2001. Mr. Bucy was also a member of the Coordinating Board Advisory Committee on Research of the Texas College and University System and a former member of the Board of Regents of Texas Tech University and Texas Tech University Health Sciences Center from 1973 to 1991, including four years as its Chairman. Mr. Bucy has been accorded Distinguished Alumnus and Distinguished Engineer Awards by Texas Tech University, is a fellow of the Institute of Electrical and Electronics Engineers, a member of National Academy of Engineers, and is a life member of the Navy League. Mr. Bucy was awarded an honorary Doctor of Science degree from Texas Tech University in 1994.

        Grant A. Dove has served as a director of the Company since August 2000. Mr. Dove is a Managing Partner of Technology Strategies and Alliances ("TS&A"). Prior to joining TS&A in 1992,

Mr. Dove was Chairman and CEO of the Microelectronics and Computer Technology Corporation ("MCC"), a research and development consortium. Prior to joining MCC, Mr. Dove spent 28 years with Texas Instruments Incorporated in various technical and managerial capacities. Mr. Dove is on the boards of three other public companies including Inet Technologies, InterVoice-Brite and Tipping Point Technologies (which changed its name in 2001 from Netpliance). He also serves on the boards of several private companies. Mr. Dove holds a B.S. in Electrical Engineering from Virginia Tech and was named their Distinguished Engineering Alumnus for 1995. He also serves on the University of Texas Engineering Foundation Advisory Council. He is a Director of the Virginia Tech Foundation, and is a member of the Virginia Tech Engineering Department Committee of 100. Mr. Dove is not seeking re-election to the Board of Directors at the 2003 Annual Meeting.

        Donald M. Johnston has served as a director of the Company since November 1983. Mr. Johnston is President of Massey Burch Capital Corp., a venture capital firm. He served as President of Massey Burch Investment Group, Inc., a venture capital firm ("Massey Burch"), from 1990 until December 1993 where he had been a principal since 1982. Prior to joining Massey Burch, Mr. Johnston was the President of InterFirst Venture Corporation, a venture capital subsidiary of Interfirst Bancshares, Inc., and the Executive Director of First Dallas, Ltd., a corporate finance group in London, England. Mr. Johnston holds a B.A. degree from Vanderbilt University and an M.B.A. degree from Southern Methodist University.

        All directors of the Company hold office until the next ensuing annual meeting of stockholders or until their respective successors are duly elected and qualified. All officers of the Company are elected annually by the Board of Directors and serve at the discretion of the Board. There are no family relationships between any director or officer of the Company and any other such person except that Michael L. Paxton, Vice President, Chief Financial Officer, Secretary and Treasurer, is the son of G. Ward Paxton, Chairman, President and Chief Executive Officer.

Stockholder Approval

        The affirmative vote of a plurality of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting is required for the election of each of the nominees for director.

        The Board recommends a vote "FOR" the election of such nominees.

BOARD OF DIRECTORS AND COMMITTEES

        The business affairs of the Company are managed under the direction of the Board. The Board meets on a regularly scheduled basis during the fiscal year of the Company to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings as required from time to time when important matters arise requiring Board action between scheduled meetings. The Board of Directors or its authorized committees met twenty-four times during the 2002 fiscal year. During fiscal year 2002, each director participated in at least 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he was a director) and (ii) the total number of meetings of all committees of the Board on which he served (during the period that he served), except Grant A. Dove who participated in 67% of the aggregate of meetings because of illness. Mr. Dove is not seeking re-election to the Board.

        The Board has established Audit and Compensation Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The Company does not have a nominating committee. The functions customarily attributable to a nominating committee are performed by the Board as a whole. The functions of the Audit Committee and the Compensation Committee are described below.

        Compensation Committee.    The Compensation Committee is empowered to advise management and make recommendations to the Board with respect to the compensation and other employment benefits of executive officers and key employees of the Company. The Compensation Committee also administers the Company's incentive stock option plans (the "Stock Option Plans") for officers and key employees and the Company's incentive bonus programs for executive officers and employees. The Compensation Committee is authorized, among other powers, to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option and the time or times at which options shall be granted pursuant to the Stock Option Plans. The Compensation Committee is comprised of J. Fred Bucy, Jr. (Chairman), James P. Buchanan, and Donald M. Johnston. Grant A. Dove also served on the Compensation Committee during 2002 but is not seeking re-election to the Board. The Compensation Committee met six times during the 2002 fiscal year.

        Audit Committee.    The Audit Committee is composed of: Donald M. Johnston (Chairman), James P. Buchanan and J. Fred Bucy. Grant A. Dove also served on the Audit Committee during 2002 but is not seeking re-election to the Board. Each member of the Audit Committee is independent (as defined in Rule 4200 of the National Association of Securities Dealers' listing standards). The functions performed by the Committee, its membership and the number of meetings held during the fiscal year, is set forth in the "Report of the Audit Committee," included in this Proxy Statement. The Audit Committee is governed by a written charter which was approved by the Audit Committee in August 2000 and included as Exhibit A to the Company's proxy statement for its 2001 annual meeting of stockholders.

Report of the Audit Committee

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles, the matters required to be discussed by SAS 61 (Certification of Accounting Standards AU Section 280) and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and considered the compatibility of nonaudit services with the auditors' independence.

        The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held seven meetings during fiscal year 2002.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder ratification, the selection of the Company's independent auditors.

                      Respectfully submitted,

                      AUDIT COMMITTEE
                      of the Board of Directors

                      Donald M. Johnston, Audit Committee Chair
                      James P. Buchanan, Audit Committee Member
                      J. Fred Bucy, Jr., Audit Committee Member
                      Grant A. Dove, Audit Committee Member

PROPOSAL TWO
PROPOSAL TO RATIFY THE APPOINTMENT
OF INDEPENDENT AUDITORS

        On March 11, 2003, the Company terminated Ernst & Young LLP as its independent auditor, and the Board has determined to appoint KBA Group LLP to serve as the new independent auditors of the Company and to audit its consolidated financial statements for fiscal year 2003, subject to ratification by the Company's stockholders at the Meeting. This determination followed the Company's decision to seek lower cost proposals from other independent auditors to audit the Company's financial statements, and was approved by the Board upon the recommendation and approval of the Audit Committee. To the knowledge of management of the Company, neither KBA Group LLP nor any of its members has any direct or material indirect financial interest in the Company, nor any connection with the Company in any capacity other than as independent auditors.

        Although stockholder ratification and approval of this appointment is not required by the Company's bylaws or otherwise, in keeping with the Company's policy that its stockholders should be entitled to a voice in this regard and as a matter of good corporate practice, the Board is seeking ratification of this appointment. If the appointment is not ratified, the Board must then determine whether to appoint other auditors prior to the end of the current fiscal year. In such case, the opinions of stockholders will be taken into consideration.

        Audit Fees.    The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ending December 31, 2002 and for the review of financial statements included in the Company's quarterly filings required under the Securities Exchange Act of 1934, as amended, in that same year were $255,000.

        Financial Information Systems Design and Implementation Fees.    There were no services performed or fees incurred in connection with the implementation and design of financial information systems for the fiscal year ending December 31, 2002.

        All Other Fees.    The aggregate fees billed for professional services performed by Ernst & Young LLP other than those fees listed above for the fiscal year ending December 31, 2002 were $260,000, including audit related services of $40,000, and nonaudit services of $220,000.

        The Audit Committee considered the services provided by Ernst & Young LLP described under "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above, if any, compatible with the maintaining Ernst & Young LLP's independence.

        The reports of Ernst & Young LLP on the Company's consolidated financial statements for each of the fiscal years ended December 31, 2002 and December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years 2002 and 2001 and through the dismissal of Ernst & Young LLP on March 11, 2003, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, no "reportable events" as that term is described in Item 304(c)(1)(v) of Regulation S-K occurred, and the Company did not consult with KBA Group LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

        The Company provided Ernst & Young LLP with a copy of the foregoing disclosures and requested that Ernst & Young LLP provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated March 11, 2003, is filed as Exhibit 16 to the Company's current Report on Form 8-K filed with the SEC on March 11, 2003, and is incorporated herein by reference. The Company will provide a copy of such letter to stockholders upon receiving a written request at the Company's headquarters at 1101 E. Arapaho Road, Richardson, Texas 75081.

        Representatives of Ernst & Young LLP, the Company's independent auditors for fiscal year 2002, and KBA Group LLP are expected to be in attendance at the Meeting and will be afforded the opportunity to make a statement. The representatives will also be available to respond to appropriate questions.

        The enclosed Proxy will be voted as specified, but if no specification is made, it will be voted in favor of the adoption of the resolution of ratification.

        The Board recommends a vote "FOR" this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of the Common Stock as of January 31, 2003, unless otherwise indicated, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee as a director of the Company, (iii) the executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information below, (iv) all other persons who served as executive officers or directors of the Company since January 1, 2002 and (v) all above current directors and executive officers of the Company as a group. The persons and entities named in the table have sole voting and investment power with respect to all such shares owned by them, unless otherwise indicated.

Name of Beneficial Owner or Group (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class
G. Ward Paxton (1)(3)	1,383,310	6.70%
T. Joe Head (1)	1,916,460	9.28
James P. Buchanan	—
J. Fred Bucy, Jr. (4)	56,000	*
Grant A. Dove (5)	70,000	*
Donald M. Johnston (6)	57,427	*
Michael L. Paxton (1)(7)	1,047,500	5.07
Eric H. Gore (8)	153,355	*
Ryon W. Packer (9)	32,001	*
Patrick R. Gooden (10)	44,414	*
Jay R. Widdig (11)	—	*
SAIC Venture Capital Corporation (1)	3,150,000	15.26
All directors and executive officers as a group (11 persons) (12)	4,760,467	22.75

*
Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1)
The addresses of the persons or entities shown in the foregoing table who are beneficial owners of more than 5% of the Common Stock are as follows: G. Ward Paxton, T. Joe Head, and Michael L. Paxton 1101 East Arapaho Road, Richardson, Texas 75081; and SAIC Venture Capital Corporation, 3753 Howard Hughes Parkway, Las Vegas, NV 89109.
(2)
Beneficial ownership is calculated in accordance with the rules of the Securities and Exchange Commission in accordance with Rule 13d-3(d)(1). Percentage of beneficial ownership is based on 20,648,425 shares of Common Stock outstanding as of January 31, 2003. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days following January 31, 2003 are deemed outstanding. However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(3)
Includes the equivalent of 21,760 shares held by Mr. Paxton in the Intrusion Stock Fund in the Intrusion 401(k) Savings Plan.
(4)
Includes 42,000 shares that Mr. Bucy may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of January 31, 2003.
(5)
Includes 8,000 shares that Mr. Dove may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of January 31, 2003. Mr. Dove is not seeking re-election to the Board of Directors.
(6)
Includes 32,000 shares that Mr. Johnston may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of January 31, 2003.
(7)
Includes 802,500 shares held directly by Mr. Michael Paxton, 32,115 shares held by Mr. Paxton's wife, and 212,885 held by trusts of Mr. Paxton's children.
(8)
Includes 121,002 shares that Mr. Gore may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of January 31, 2003. Also includes the equivalent of 20,353 shares held by Mr. Gore in the Intrusion Stock Fund in the Intrusion 401(k) Savings Plan.
(9)
Includes 30,001 shares that Mr. Packer may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of January 31, 2003.
(10)
Includes 43,335 shares that Mr. Gooden may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of January 31, 2003. All such options shall expire on April 14, 2003 if not exercised. Also includes the equivalent of 1,079 shares held by Mr. Gooden in the Intrusion Stock Fund in the Intrusion 401(k) Savings Plan. Mr. Gooden resigned from the Company on January 14, 2003.
(11)
Mr. Widdig, former Vice President, Chief Financial Officer, Treasurer and Corporate Secretary, resigned on August 23, 2002.
(12)
Includes an aggregate of 276,338 shares that may be acquired upon exercise of options of officers and directors that are currently exercisable or will become exercisable within 60 days of January 31, 2003.

Executive Officers

        The following table sets forth the names and ages of all executive officers of the Company, their respective positions with the Company, and the period during which each has served as an officer.

Name of Officer	Age	Position(s)	Served as Officer Since
G. Ward Paxton	67	Chairman, President, Chief Executive Officer and Director	2001
Aaron N. Bawcom	30	Vice President, Engineering	2003
Marius O. Bratan	35	Vice President, International Sales	2003
Eric H. Gore	49	Vice President, Worldwide Sales	1994
T. Joe Head	46	Vice Chairman and Vice President	2003
Garry L. Hemphill	54	Vice President, Operations	2003
Ryon W. Packer	35	Vice President, Mktg. and Business Development	2001
Michael L. Paxton	42	Vice President, Chief Financial Officer, Treasurer and Corporate Secretary	2002

        G. Ward Paxton was named President and Chief Executive Officer of the Company on November 28, 2001. He is also co-founder of the Company and has served as Chairman of the Board since the Company's inception in September 1983. Mr. Paxton also served as President and Chief Executive Officer of the Company from 1983 until June 2000 and served as Chief Financial Officer from 1983 until 1994. Prior to founding the Company, Mr. Paxton was Vice President of Honeywell Optoelectronics, a division of Honeywell, Inc., from 1978 to 1983. From 1969 to 1978, Mr. Paxton was Chairman of the Board, President, Chief Executive Officer and founder of Spectronics, Inc., which was acquired by Honeywell, Inc. in 1978. Prior to founding Spectronics, Inc., Mr. Paxton held various managerial and technical positions at Texas Instruments Incorporated from 1959 to 1969. Mr. Paxton holds Ph.D., M.S. and B.S. degrees in Physics from the University of Oklahoma. Mr. Paxton holds no other directorships.

        Aaron N. Bawcom was named Vice President of Engineering on January 29, 2003. He joined the Company on April 10, 2000 as Director of Product Development of Security Software. As Vice President of Engineering, he is responsible for the technical direction and development of all application products. Prior to joining Intrusion Inc. between 1998 and 2000, Mr. Bawcom served as engineer, manager, and chief architect for Network Associates security products where he produced Enterprise Management, Intrusion Detection, and Firewall software. Previously, Mr. Bawcom worked as an engineer producing a network based content scanning product for McAfee. Mr. Bawcom holds a B.S. degree in Computer Science from Texas A&M University.

        Marius O. Bratan was named Vice President of International Sales on January 29, 2003. He joined the Company in March 1994 as General Manager of Southern Europe. Most of his focus is on Europe, Middle East and Africa. Prior to joining the Company, Mr. Bratan gained over 12 years of experience in Sales and Marketing Management in the high tech industry including Hirschmann AG, International CPU, UNISYS and Nixdorf Computers. Mr. Bratan holds a Master of Science in Computer Science at Florida Institute of Technology and an MBA equivalent degree from Ecole Internationale des Sciences du Traitement de I'Information in Paris, France

        Eric H. Gore has served the Company as Vice President—Worldwide Sales since June 2001. He also served as Vice President—International Sales from December 2000 to June 2001 and Vice President—Strategic Business Development from 1994 to 2000. Mr. Gore previously held positions with the Company as Director of Strategic Business Development from 1992 to 1994, Area Sales Manager from 1989 to 1992 and Regional Sales Manager from 1984 to 1989. Prior to joining the Company, Mr. Gore served Texas Instruments Incorporated as Marketing Manager—Eastern United States from 1982 to 1983 and Product Marketing Representative from 1979 to 1982. Mr. Gore holds a M.B.A. degree from Hardin-Simmons University and a Bachelor of Business Administration degree from the University of North Texas.

        T. Joe Head is co-founder of the Company and has served as a director since the Company's inception in September 1983. Mr. Head was named Vice Chairman of the Board of Directors in June 2000 and was named Vice Chairman and Vice President on February 14, 2003. He also served as Senior Vice President from 1983 until 1998 and Executive Vice President from 1998 until June 2000. Prior to co-founding the Company, Mr. Head held the positions of Product Marketing Manager and Marketing Engineer of Honeywell Optoelectronics from 1980 to 1983. Mr. Head holds a B.S. degree in Electrical Engineering from Texas A & M University.

        Garry L. Hemphill joined the Company on February 14, 2003 as Vice President of Operations. Mr. Hemphill was previously employed with the Company from 1987 to 2000 as Vice President of Operations and 1984 to 1987 as Director of Operations. From 2002 to 2003, Mr. Hemphill acted as an independent consultant to contract manufacturers in the area of business development. From 2000 to 2001, Mr. Hemphill was President and Chief Executive Officer of VHB Technologies, Inc., a Richardson, Texas based start-up. Mr. Hemphill's background covers over 20 years in data networking, engineering and operation management. Mr. Hemphill holds an Associate Degree in Business Administration from the University of Texas at Dallas.

        Ryon W. Packer has served the Company as Vice President—Marketing and Business Development since April 26, 2001. He previously served as executive director of marketing and business development when he joined the Company in September 2000. Mr. Packer is responsible for the Company's overall strategic and tactical product direction, partnerships and marketing, including product marketing and public communications. Mr. Packer is also responsible for developing the Company's global marketing plan to build worldwide recognition for Intrusion's network security products. Prior to joining the Company, Mr. Packer served as Vice President of Marketing and Business Development with SecureLogix from 1999 to 2000 and Director of Product and Brand Management for Micrografx from 1996 to 1999 and Director of Worldwide Marketing for United Press International from 1995 to 1996. Mr. Packer's background covers over 12-years in software and hardware development, product management and marketing. Mr. Packer holds a B.A. degree in Marketing from Trinity College and University.

        Michael L. Paxton joined the Company on August 13, 2002 as Vice President, Chief Financial Officer, Secretary and Treasurer. He was also employed by the Company from 1986 until May 1998. Mr. Paxton previously held positions with the Company as Vice President and Secretary from 1995 to 1998, Controller of Finance and Accounting from 1987 to 1995 and Accounting Manager from 1986 to 1987. From 1998 to August 2002, Mr. Paxton served as General Partner for Paxton Ventures, L.P. Mr. Paxton holds a Bachelor of Business Administration degree from the University of Oklahoma.

        All executive officers of the Company are elected annually by the Board and serve at the discretion of the Board. There are no family relationships between any director or executive officer and any other such person except for Michael L. Paxton, Vice President, Chief Financial Officer, Secretary and Treasurer, who is the son of G. Ward Paxton, Chairman, President and Chief Executive Officer.

EXECUTIVE COMPENSATION

Summary Compensation Information

        The following table sets forth certain summary information regarding all cash compensation earned by the Company's Chief Executive Officers and each of the Company's four other most highly compensated executive officers (the "Named Executive Officers") for the last three fiscal years in all capacities in which they served the Company and its subsidiaries for such period. In addition, Jay R. Widdig is also included in the table because he was an executive officer until he resigned on August 23, 2002. No other executive officers who would have otherwise been includible in such table on the basis of salary and bonus earned for the 2002 fiscal year has been excluded by reason of his or her termination of employment or change in executive status during that year. The individuals listed below shall be referred to as the "Named Executive Officers").

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
						Awards		Payouts
Name and Principal	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)		Restricted Stock Award(s) ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)(10)
G. Ward Paxton,(2)	2002	$140,673	—	—		—	—	—	$1,407
Chairman, President,	2001	237,019	—	—		—	—	—	1,700
CEO and Director	2000	250,000	—	$34,522	(3)	—	—	—	1,700
Eric H. Gore,	2002	134,731	33,846	7,200	(4)	—	50,000	—	—
Vice President of	2001	176,827	76,153	—		—	50,000	—	609
Worldwide Sales	2000	170,962	39,000	19,709	(3)	—	25,000	—	1,700
Ryon W. Packer,(5) Vice President of Marketing and Business Development	2002 2001 2000	152,168 168,231 38,942	— 9,167 —	— — —		— — —	50,000 40,000 7,500	— — —	1,522 1,649 —
Michael L. Paxton,(6)	2002	50,615	—	—		—	32,500	—	485
Vice President, Chief	2001	—	—	—		—	—	—	—
Financial Officer, Treasurer and Secretary	2000	—	—	—		—	—	—	—
Patrick R. Gooden,(7)	2002	152,168	—	—		—	50,000	—	660
Former Vice President of	2001	208,077	—	—		—	50,000	—	1,700
Operations and Engineering	2000	162,000	—	—		—	40,000	—	1,108
Jay R. Widdig(8) Former Vice President, Chief Financial Officer, Treasurer and Secretary	2002 2001 2000	106,373 208,077 164,615	— — —	— — —		— — —	37,500 50,000 15,000	— — —	14,439 1,700 1,646	(9)

(1)
Represents bonus compensation and/or commission earned during the fiscal year indicated, a portion of which may have been or will be paid during the subsequent fiscal year.

(2)
G. Ward Paxton was named President and Chief Executive Officer on November 28, 2001. He also served as President and Chief Executive Officer of the Company from the Company's inception until June 1, 2000.

(3)
One time lump sum vacation payout due to corporate vacation policy change.

(4)
Car allowance income.

(5)
Ryon W. Packer joined the Company on September 11, 2000 and was named Vice President of Marketing and Business Development on April 26, 2001.

(6)
Michael L. Paxton joined the company on August 13, 2002. Represents salary earned for a partial year.

(7)
Patrick R. Gooden joined the Company on February 1, 2000 and resigned from the Company on January 14, 2003.

(8)
Jay R. Widdig resigned from the Company on August 23, 2002.

(9)
Includes vacation payout of $13,296 which is based on vacation hours not taken prior to resignation.

(10)
This amount includes the annual employer matching contributions under the Company's tax qualified Section 401(k) Savings Plan.

Option Grants During Fiscal Year 2002

        The following table provides information related to options to acquire shares of Common Stock granted to the Named Executive Officers during fiscal year 2002. The Company did not grant any stock appreciation rights during fiscal year 2002.

Option Grants in Last Fiscal Year

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of Securities Underlying Options Granted(#)(2)	Percent of Total Options Granted to Employees in Fiscal Year
			Exercise or Base Price ($/Share)(3)	Expiration Date
Name					5%($)	10%($)
G. Ward Paxton	—	—	—	—	—	—
Eric H. Gore	20,000	2.20%	$1.74	01/17/12	$21,886	$55,462
	17,500	1.92	1.31	04/30/12	14,417	36,537
	7,500	0.82	0.52	08/14/12	2,453	6,216
	5,000	0.55	0.45	10/17/12	1,415	3,586
Ryon W. Packer	20,000	2.20	1.74	01/17/12	21,886	55,462
	17,500	1.92	1.31	04/30/12	14,417	36,537
	7,500	0.82	0.52	08/14/12	2,453	6,216
	5,000	0.55	0.45	10/17/12	1,415	3,586
Michael L. Paxton	27,500	3.02	0.58	08/14/07	2,301	7,080
	5,000	0.55	0.50	10/17/07	372	1,124
Patrick R. Gooden	10,000	1.10	1.74	01/17/12	10,943	27,731
	10,000	1.10	1.76	02/01/12	11,069	28,050
	17,500	1.92	1.31	04/30/12	14,417	36,537
	7,500	0.82	0.52	08/14/12	2,453	6,216
	5,000	0.55	0.45	10/17/12	1,415	3,586
Jay R. Widdig	20,000	2.20	1.74	01/17/12	21,886	55,462
	17,500	1.92	1.31	04/30/12	14,417	36,537

(1)
The potential realizable value illustrates the value that may be realized upon exercise of the options immediately prior to the expiration of their respective terms, assuming the specified compounded rates of appreciation of the Company's Common Stock over the term of each option. There can be no assurance that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level. These potentially realizable values do not take into account provisions of each option providing for termination of the option following cessation of employment, nontransferability or effective vesting over three years or one year for the options granted in April 2002, August 2002 (except for a 20,000 shares three year option to Michael L. Paxton) and October 2002. The options with one year vesting correspond to the options in the above table with April 2012, August 2007, August 2012, October 2007 and October 2012 expiration dates.

(2)
Each option was an incentive stock option to the extent possible by Internal Revenue Service (IRS) rules. All other options were nonqualified stock options. Each option, other than those granted to Michael Paxton, has a term of ten years from date of grant, subject to earlier termination under certain conditions upon cessation of employment of the optionee and become exercisable with respect to one third of the shares covered thereby on each grant date anniversary or one year from the date of grant for those options granted in April 2002, August 2002 (except for a 20,000 shares three year option to Michael L. Paxton) and October 2002. Such options are not transferable. Options granted to Michael Paxton have a term of five years due to IRS stock ownership rules. Pursuant to the terms of the options, Jay R. Widdig's options expired 90 days after his resignation on August 23, 2002.

(3)
The exercise price per share of each option was equal to 100% of the fair market value of the Common Stock per share on the date of grant other than those granted to Michael Paxton. Mr. Paxton's options were granted at 110% of the fair market value due to IRS stock ownership rules. The Compensation Committee, in its sole discretion, may affect the cancellation of such options in exchange for a new option grant with a lower exercise price equal to the current fair market value per share at the time of cancellation.

Option Exercises and Fiscal Year End Holdings

        The following table sets forth information with respect to options exercised by the Named Executive Officers during fiscal year 2002 and the number and value of options held at fiscal year end. No stock appreciation rights were exercised and no stock appreciation rights were outstanding at fiscal year end.

Aggregate Option Exercises in Last Fiscal Year
and Fiscal Year End Option Values

			Number of Securities Underlying Unexercised Options at FY-End(#)		Value of Unexercised In-the-Money Options At FY-End($)(1)
Name	Shares Acquired On Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
G. Ward Paxton	—	—	—	—	—	—
Eric H. Gore	—	—	94,935	96,065	—	—
Ryon W. Packer	—	—	18,334	79,166	—	—
Michael L. Paxton	—	—	—	32,500	—	—
Patrick R. Gooden	—	—	43,335	96,665	—	—
Jay R. Widdig	—	—	—	—	—	—

(1)
The closing price for the Company's Common Stock as reported by The Nasdaq Stock Market (SmallCap Market System) on December 31, 2002, was $0.32 per share. The indicated value is calculated on the basis of the difference between the option exercise price per share and $0.32, multiplied by the number of shares of Common Stock underlying each "in-the-money" option.

Compensation of Directors

        Messrs. Buchanan, Bucy, Dove and Johnston (each non-employee director) receive a cash retainer fee of $1,000 per month. Each non-employee director also receives a fee of $1,000 for each meeting of the Board attended (excluding telephonic meetings) and for each meeting of a committee of the Board attended (exclusive of committee meetings held on the same day as Board meetings). Each non-employee director also receives a fee of $500 for each telephonic meeting attended. Each non-employee director is also reimbursed for all reasonable expenses incurred in attending such meetings. No director who is an employee of the Company receives any fees for service as a director of the Board. However, T. Joe Head, who is an employee director, earned $140,673 for his services to the Company as an employee. He did not receive any stock options during 2002. Mr. Head did not receive any additional fees for his services as a director of the Board.

        Pursuant to the terms of the 1995 Directors Plan as amended and restated in 2002, each of the Company's non-employee directors is automatically granted an option to purchase 20,000 shares of Common Stock upon joining the Board. Each non-employee director is also automatically granted an option to purchase 10,000 shares on the date of each annual stockholder meeting as long as the director has served as such for at least six months prior to the date of grant.

Employment Agreements

        Neither the Company nor its subsidiaries has any employment agreements with any of its Named Executive Officers.

Compensation Committee Report on Executive Compensation

        General.    The Compensation Committee of the Board sets the compensation for the Chief Executive Officer, reviews the design, administration and effectiveness of the compensation programs for other key executives, and approves stock option grants for all executive officers and key employees. The Compensation Committee is currently composed of four non-employee directors who have no interlocking relationships. The data and information included in the various compensation tables appearing elsewhere in this Proxy Statement should be read in conjunction with and deemed to be a part of this report.

        Named Executive Officers.    This report includes disclosure of the required compensation information for any one acting as the Company's Chief Executive Officer at any time during the year and its four most highly compensated executive officers.

        Compensation Objectives.    The Company operates in the highly competitive and rapidly changing high technology industry. The Compensation Committee believes that the compensation programs for executive officers of the Company should be designed to attract, motivate and retain talented executives who contribute to the success of the Company and should be determined within a competitive framework based on the achievement of overall business objectives and financial performance and individual contributions. Within this framework, the Compensation Committee's objectives are to:

    •
    Provide a total compensation program competitive with the compensation practices of organizations in the high technology industry of comparable size to the Company.

    •
    Provide annual variable incentive awards based on the Company's overall financial performance relative to corporate objectives.

    •
    Align the financial interests of executive officers with those of stockholders by providing equity-based incentives.

        Base Salary.    The salaries of the executive officers, including the Chief Executive Officer, are determined annually by the Compensation Committee with reference to (i) salaries paid to executives with similar responsibilities at comparable companies, primarily in the high technology industry, (ii) each officer's performance and (iii) the Company's overall financial results, without specific weighting being attributed to any of these factors. The Compensation Committee believes that the Company must offer salaries within a competitive market range to attract and retain talented executives. However, the Compensation Committee manages salaries for the executive group as a whole in a conservative fashion in order to place more emphasis on incentive compensation. In April 2002, the Compensation Committee decreased the base salaries for each of the Named Executive Officers by approximately 20-30%. This reduction was in addition to the salary decreases in October 2001 of an average of 19%. The reduction of salaries were established as a way to control expenses. The "Summary Compensation Table" of this Proxy Statement reflects the annual salary paid to the Named

Executive Officers pursuant to these reductions and the initial salaries set by the Compensation Committee.

        Incentive Bonus Plan.    To reinforce the attainment of corporate objectives, the Compensation Committee believes that a substantial portion of the potential annual compensation of each executive officer should be in the form of variable incentive pay. The incentive cash bonus program for executives is established annually by the Compensation Committee based upon the Company's achievement of sales and net income targets established at the beginning of the fiscal year. The incentive plan for executives, other than certain executives in the Company's sales organization, requires a threshold level of Company financial performance before any incentives are awarded. Once the threshold objective for sales and/or net income of a fiscal year is reached, specific formulas are in place to calculate the actual incentive payment for each executive for such year. In fiscal 2002, the Company did not achieve its threshold level of profitability; thus, non-sales executives, including the Chief Executive Officers and the Named Executive Officers, did not receive any incentive bonus awards. Certain employees in the sales organization, including one of the Named Executive Officers, received incentive sales commission in fiscal 2002 based upon the Company's sales.

        Equity-based Incentives.    The goal of the Company's equity-based incentive awards is to align the interests of executive officers with stockholders. The Compensation Committee determines the value allocated to equity-based incentives according to each executive's position within the Company, individual performance, contributions to achievement of corporate objectives and related factors, and grants stock options to create a meaningful opportunity for stock ownership.

        The Company has previously adopted three Stock Option Plans (collectively, the "Plans"), including the 1983 Incentive Stock Option Plan, the 1987 Incentive Stock Option Plan and the 1995 Stock Option Plan, to provide long-term incentive compensation for eligible participants. Generally, executive officers and other key employees of the Company and its subsidiaries are eligible to participate in the Plans; however, non-employee directors of the Company are not eligible to participate in these Plans. These directors participate in the 1995 Director Plan. Stock option grants under the Plans provide the right to purchase shares of Common Stock at fair market value on the date of grant, or in the case of an optionee who at the time of the grant holds more than 10% of the total combined voting securities of the Company, 110% of the fair market value on the date of grant. Stock options generally vest in a one, three or five-year period and provide terms of five or ten years, as applicable. In 2002, the Compensation Committee approved the grant of stock options pursuant to the Plans to the Named Executive Officers indicated in the tables accompanying this report.

        CEO Compensation.    G. Ward Paxton was named President and Chief Executive Officer of the Company on November 28, 2001. He also served as President and Chief Executive Officer of the Company from 1983 until June 2000. Mr. Paxton's base salary was set at $175,000 for fiscal year 2002, but was decreased to $122,500 in April 2002 by the Compensation Committee. The salary of Mr. Paxton was decreased in an effort to reduce cost. The base salary for Mr. Paxton was based on personal performance of CEO duties and on salary levels paid to chief executive officers of comparable companies. Mr. Paxton did not receive an incentive bonus award for 2002 because the Company did not achieve its threshold level of profitability established at the beginning of the year.

        Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to the Company's executive officers for the 2002 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company's executive officers for fiscal 2003 will exceed that limit. The Company's 1995 Stock Option Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

        It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Respectfully submitted,
COMPENSATION COMMITTEE of the Board of Directors
J. Fred Bucy, Jr. Compensation Committee Chair James P. Buchanan, Compensation Committee Member Grant A Dove, Compensation Committee Member Donald M. Johnston, Compensation Committee Member

Compensation Committee Interlocks and Insider Participation

        No member or nominee for election as a member of the Board or any committees of the Board has an interlocking relationship with the board (or member of such board) or any committee (or member of such committee) of a board of any other company.

Stock Performance Information

        The following chart illustrates the percentage of change in the cumulative total stockholder return on the Company's Common Stock during the five year period ending December 31, 2002, compared with the cumulative total return on the Center for Research in Securities Prices ("CRSP") Total Return Index for The US Nasdaq Stock Market, CRSP Total Return Index for Nasdaq Computer Manufacturing Stocks, and the CRSP Total Return Index for Nasdaq Computer and Data Processing Stocks, respectively, for the same periods.

STOCK PERFORMANCE*

	12/31/1997	12/31/1998	12/31/1999	12/29/2000	12/31/2001	12/31/2002
Intrusion Inc.	100	46.58	140.69	73.76	26.71	4.97
CRSP Total Rtn. Index for the US Nasdaq Stock Market	100	140.99	261.48	157.42	124.89	86.33
CRSP Total Rtn. Index for Nasdaq Computer Mfg. Stocks	100	217.48	461.64	260.00	179.13	119.01
CRSP Total Rtn. Index for Nasdaq Computer and Data Processing	100	178.39	392.44	180.62	145.44	100.28

*
The comparison assumes (i) $100 was invested on December 31, 1997 in the Company's Common Stock and in each of the foregoing indices and (ii) that any dividends paid by companies included in the comparative indices were reinvested in additional shares of the same class of equity securities of such companies at the frequency with which dividends were paid during the applicable periods depicted.

        The stock performance information depicted in the foregoing chart is not necessarily indicative of future stock performance. Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, the Audit Committee Charter, reference to the independence of Audit Committee members and the Stock Performance Graph are not deemed filed with the Securities and Exchange Commission. They also shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except the extent the Company specifically incorporates such information by reference in such filings.

CERTAIN TRANSACTIONS WITH MANAGEMENT

        On February 4, 2003, the Company entered into an employment agreement with Aaron N. Bawcom, its Vice President of Engineering. The agreement has a two-year term, during which the Company will pay Mr. Bawcom an annual base salary of $175,000. In addition, the Company agreed to pay Mr. Bawcom a lump sum retention bonus of $175,000, which vests in 24 equal monthly installments. Mr. Bawcom must return any unvested portion of the bonus upon his voluntary resignation or termination by the Company with cause. If the Company terminates Mr. Bawcom without cause prior to the end of the employment term, then any unvested portion of the bonus becomes vested. The term "cause" under the agreement is defined to include felony convictions, misconduct that materially discredits or damages the Company, chronic absence from work unrelated to illness or incapacity, substance abuse that materially interferes with his work performance and breaches of the employment agreement.

        Since January 1, 2002, there have been no other transactions, or currently proposed transactions, between the Company and any of its executive officers, directors or 5% beneficial holders, or member of the immediate family of the foregoing persons, in which one of the foregoing individuals or entities had an interest of more than $60,000.

COMPLIANCE WITH SECTION 16 REPORTING REQUIREMENTS

        Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation promulgated pursuant to the Exchange Act to furnish the Company with copies of all Section 16(a) report forms they file with the SEC.

        Based solely on its review of the copies of such report forms received by it with respect to fiscal year 2002, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been timely complied with in accordance with Section 16(a) of the Exchange Act.

STOCKHOLDER PROPOSALS

        Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the stockholders consistent with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be considered for inclusion in the Proxy Statement and Proxy relating to the 2004 Annual Meeting of Stockholders, such proposals must be received by the Company not later than November 22, 2003. Such proposals should be directed to Intrusion Inc., 1101 East Arapaho Road, Richardson, Texas 75081, Attention: Secretary (telephone: (972) 234-6400; telecopy: (972) 234-1467).

        Pursuant to Rule 14a-4(c) of the Exchange Act of 1934, if a stockholder who intends to present a proposal at the 2004 Annual Meeting of Stockholders does not notify the Company of such proposal on or prior to February 5, 2004, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the annual meeting, even though there is no discussion of the proposal in the 2004 proxy statement.

EXPENSES OF SOLICITATION

        All costs incurred in the solicitation of Proxies for the Meeting will be borne by the Company. In addition to the solicitation by mail, officers and employees of the Company may solicit Proxies by telephone, telefax or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith. In addition, Mellon Investor Services LLC has been retained by the Company to aid in the solicitation of Proxies and will solicit Proxies by mail, telephone, internet, telefax and personal interview and may request brokerage houses and nominees to forward soliciting material to beneficial owners of Common Stock. For these services, Mellon Investor Services LLC will be paid fees not to exceed approximately $6,500, plus reasonable incidental expenses.

ADDITIONAL INFORMATION AVAILABLE

        Upon the written request of any stockholder, the Company will furnish, without charge, a copy of the Company's 2002 Annual Report on Form 10-K, as filed with the SEC, including the financial statements and schedules thereto. The request should be directed to the Secretary at the Company's offices indicated above.

        The Company's 2002 Annual Report on Form 10-K accompanies this Proxy Statement. The Annual Report on Form 10-K, which includes financial statements, does not form and is not to be deemed part of this Proxy Statement.

OTHER BUSINESS

        As of the date of this Proxy Statement, the Board and management are not aware of any other matter, other than those described herein, which will be presented for consideration at the Meeting. Should any other matter requiring a vote of the stockholders properly come before the Meeting or any adjournment thereof, the enclosed Proxy confers upon the persons named in and entitled to vote the shares represented by such Proxy discretionary authority to vote the shares represented by such Proxy in accordance with their best judgment in the interest of the Company on such matters. The persons named in the enclosed Proxy also may, if it is deemed advisable, vote such Proxy to adjourn the Meeting from time to time.

        Please sign, date and return promptly the enclosed Proxy at your earliest convenience in the enclosed envelope, which requires no postage if mailed in the United States.

                      By Order of the Board of Directors

                      G. WARD PAXTON
                       Chairman, President and Chief Executive Officer

Richardson, Texas
March 21, 2003

PROXY

INTRUSION INC.
1101 East Arapaho Road
Richardson, Texas 75081

Annual Meeting of Stockholders—April 24, 2003

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

        The undersigned stockholder(s) of Intrusion Inc., a Delaware corporation (the "Company"), hereby appoints G. Ward Paxton and Michael L. Paxton, and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Radisson Hotel, Dallas North at Richardson, 1981 North Central Expressway, Richardson, Texas 75080, at 10:00 A.M., Local Time, on Thursday, April 24, 2003, and at any adjournment thereof.

(Continued on reverse side)

This Proxy, when properly executed will be voted as directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 and 2.

1. Election of Directors Nominees: G. Ward Paxton, T. Joe Head, James P. Buchanan, J. Fred Bucy, Jr. and Donald M. Johnston
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.
FOR all nominees (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees
2. Ratification of the appointment of KBA Group LLP as independent auditors of the Company for the fiscal year ending December 31, 2003.
FOR AGAINST ABSTAIN

In their discretion, such attorneys-in-fact and proxies are authorized to vote upon such other business as properly may come before the meeting.

        I will         will not         be attending the meeting

YOU ARE REQUESTED TO COMPLETE, DATE, SIGN, AND RETURN THIS PROXY PROMPTLY. ALL JOINT OWNERS MUST SIGN. PERSONS SIGNING AS EXECUTORS, ADMINISTRATORS, TRUSTEES, CORPORATE OFFICERS, OR IN OTHER REPRESENTATIVE CAPACITIES SHOULD SO INDICATE.

Date:	, 2003
Signature
Signature

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PROXY STATEMENT for ANNUAL MEETING OF STOCKHOLDERS To be Held April 24, 2003
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
  Summary Compensation Information
Summary Compensation Table
  Option Grants During Fiscal Year 2002
Option Grants in Last Fiscal Year
  Option Exercises and Fiscal Year End Holdings
Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
  Compensation of Directors
  Employment Agreements
  Compensation Committee Report on Executive Compensation
  Compensation Committee Interlocks and Insider Participation
CERTAIN TRANSACTIONS WITH MANAGEMENT
COMPLIANCE WITH SECTION 16 REPORTING REQUIREMENTS
STOCKHOLDER PROPOSALS
EXPENSES OF SOLICITATION
ADDITIONAL INFORMATION AVAILABLE
OTHER BUSINESS